UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(800) 734-1563

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On June 13, 2024, the Board of Directors (the “Board”) of Amaze Holdings, Inc. (the “Company) appointed Aaron Day as Chief Executive Officer and Chairman of the Board of the Company. Mr. Day has served as a member of the Company’s Board since March 7, 2025, the date on which the Company acquired Amaze Software, Inc., and as Chief Executive Officer of Amaze Software, Inc. since 2021. Mr. Day brings over two decades of executive leadership experience to the Company, with a track record of successfully scaling companies across multiple industries, including technology and industrial manufacturing. Prior to joining Amaze Software, Inc., Mr. Day served in the position of Director of Global Partnership and Integrations at Canva, Inc. from 2019 to 2021. Mr. Day also served as the Chief Executive Officer of Blackford Capital, a private equity fund and Trend Offset Printing, Inc., a printing and logistics company. Mr. Day holds a bachelor’s degree in political science from Wake Forest University.

There are no arrangements or understandings between Mr. Day and any other person pursuant to which Mr. Day was appointed as Chief Executive Officer, and there are no family relationships between Mr. Day and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On June 13, 2024, the Company’s Board appointed Keith Johnson as Chief Financial Officer of the Company. Keith Johnson is an accomplished senior executive and corporate officer with experience in business and technology management, accounting systems, financial controls, and business development. Most recently, Johnson served as Interim Chief Financial Officer of Fresh Vine Wine, Inc. since May 3, 2023. Prior to that, he held various leadership positions at Watertech Equipment & Sales, Hudson Technologies, Efficiency Technologies, and YRT. Additionally, Johnson serves on the board of directors for Amergent Hospitality Group Inc. and is the chairman of its audit committee and a member of its compensation committee.

There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which Mr. Johnson was appointed as Chief Financial Officer, and there are no family relationships between Mr. Johnson and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 17, 2025, the Company issued a press release announcing the new officer appointments. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On June 18, 2025, the Company issued a press release introducing the new directors elected at the Company’s annual meeting of stockholders held on June 12, 2025. This press release also stated that the number of shares of the Company’s common stock outstanding was 5,277,810 as of June 16, 2025, after taking into account the recent conversion of the Company’s Series D convertible preferred stock into common stock and the 1-for-23 reverse stock split effected on June 12, 2025. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

All of the information included in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events.

On June 13, 2025, the Company’s Board appointed Michael Pruitt as Vice Chairman of the Board.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 17, 2025
99.2	Press release dated June 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Aaron Day
	Name:	Aaron Day
	Title:	Chief Executive Officer